Exhibit 99.1

LifeLock Appoints Douglas Jeffries Chief Administrative Officer

Jeffries to Assume Chief Financial Officer Duties after 2016 Q2 Earnings Release

TEMPE, Ariz. – March 7, 2016 – LifeLock, Inc. (NYSE: LOCK), an industry leader in identity theft protection, today announced that Douglas Jeffries has been named chief administrative officer, effective immediately. Jeffries will initially oversee business development, infrastructure, and risk management and will report to LifeLock’s chief executive officer, Hilary Schneider.

In addition, Chris Power, the company’s chief financial officer, has announced his intention to transition out of his current role after the second quarter earnings release. At that time, Jeffries will succeed Power as chief financial officer, and Power will continue to serve in an advisory capacity with the company to ensure a smooth transition. LifeLock also affirmed its first quarter and full-year guidance for 2016, which it issued on February 10, 2016 with its 2015 earnings results.

Jeffries has more than 25 years of senior leadership experience in finance and operations, the last 15 in the technology industry. He has served as chief financial officer at RetailMeNot, Taleo Corp and Palm, Inc, and vice president of finance and chief accounting officer of eBay. Most recently, he served as executive vice president and chief financial officer of Xero.

“We thank Chris for his significant contributions to LifeLock over the past five years, including successfully taking the company public in 2012,” said Schneider. “Chris has been a vital member of our leadership team during an important period in our history, demonstrating financial leadership that was critical to the company’s success. We appreciate his help in ensuring a smooth and orderly transition.”

Power added, “Now that we have successfully finalized our CEO succession, this is a natural time for this transition. I’m proud to have been a part of building such a great company and grateful for the opportunity to build the strong team that will continue to guide LifeLock to continued success.”

“This is a tremendous opportunity,” said Jeffries. “LifeLock is the leader in an industry that continues to grow and will only become more important as the threats to our identities evolve and proliferate. I look forward to working with Hilary and the rest of her talented team to ensure that the company is best positioned to capitalize on opportunities to innovate and differentiate its services going forward.”

Before joining the technology industry in 1996, Jeffries held senior finance and information technology leadership roles in the health care industry. He began his career at Price Waterhouse Coopers, where he worked from 1979 to 1990 in the firm’s Sacramento, New York and San Francisco offices.

Jeffries holds a B.S. in Accounting from California State University-Chico and an MBA from the University of Southern California.

About LifeLock

LifeLock, Inc. (NYSE:LOCK) is a leading provider of proactive identity theft protection services for consumers and consumer risk management services for enterprises. LifeLock’s threat detection, proactive identity alerts, and comprehensive remediation services help provide peace of mind for consumers amid the growing threat of identity theft. Leveraging unique data, science and patented technology from ID Analytics, Inc., a wholly owned subsidiary, LifeLock offers identity theft protection that goes significantly beyond credit monitoring. As part of its commitment to help fight identity theft, LifeLock works to train law enforcement and partners with a variety of non-profit organizations to help consumers establish positive habits to combat this threat.

Forward-Looking Statements

This press release contains “forward-looking” statements, as that term is defined under the federal securities laws, including statements regarding organizational changes, along with its impact on the future performance of our business, as well as our expected total revenue, profitability, long-term growth prospects, business performance expectations, adjusted net income per diluted share, adjusted EBITDA, and free cash flow for the first quarter of 2016 and for fiscal year 2016. These forward-looking statements are based on our current assumptions, expectations, and beliefs and are subject to substantial risks, uncertainties, assumptions, and changes in circumstances that may cause our actual results, performance, or achievements to differ materially from those expressed or implied in any forward-looking statement.

The risks and uncertainties referred to above include, but are not limited to, continuation of the trends in our business and our ability to execute on our business plans; risks associated with our ability to generate revenue, control costs and maintain profitability; variability in our cash flows; risks associated with our business, including our ability to protect our customers’ confidential information; our ability to maintain and enhance our brand recognition and reputation; the competitive nature of the industries in which we conduct our business; our ability to retain our existing customers and attract new customers; our ability to improve our services and develop and introduce new services with broad appeal; and our ability to maintain existing and secure new relationships with strategic partners. Further information on these and other factors that could affect the forward-looking statements in this press release is included in our SEC filings, including our Annual Report on Form 10-K for the year ended December 31, 2015, particularly under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”. Copies of these documents are available on our Investor Relations website at http://investor.lifelock.com/ or the SEC’s website at www.sec.gov.

We assume no obligation and do not intend to update these forward-looking statements, except as required by law.

Media Contact:

Kelley Bonsall, 480-457-2170

Media@lifelock.com

Investor Relations Contact:

Jamison Manwaring, VP, Investor Relations

480-457-5000

Investor.relations@lifelock.com